UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 26, 2023

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices, including zip code)

(888) 424-3646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 26, 2023, UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”) and a wholly-owned subsidiary of UpHealth, Inc. (“UpHealth” or the “Company”), agreed to sell 100% of the outstanding capital stock of UpHealth Holdings’ wholly-owned subsidiary, Innovations Group, Inc., a Utah corporation (“IGI” and, together with each of IGI’s wholly-owned subsidiaries, the “Group Companies”), to Belmar MidCo, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation (“Buyer Parent”), a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership (“Webster Capital IV”), pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated February 26, 2023, by and among the Company, UpHealth Holdings, IGI and Buyer (all of the transactions contemplated by the Stock Purchase Agreement, the “Transactions”). The Transactions are expected to close in the second quarter of 2023, subject to the completion of required regulatory filings as described below (the “Closing” and such date, the “Closing Date”).

The below description of the Stock Purchase Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1, and the terms of which are incorporated in this Current Report by reference. Capitalized terms used but not otherwise defined in this Current Report will have the meanings given to them in the Stock Purchase Agreement. The Stock Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about UpHealth, UpHealth Holdings, IGI or the other Group Companies. In particular, the assertions embodied in the representations and warranties in the Stock Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Stock Purchase Agreement are not necessarily characterizations of the actual state of facts about UpHealth, UpHealth Holdings, IGI or the other Group Companies at the time they were made or otherwise and should only be read in conjunction with the other information that UpHealth makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the terms of the Stock Purchase Agreement, the consideration to be delivered to UpHealth Holdings at the Closing shall equal $56,000,000, subject to adjustments for the Group Companies’ net working capital, closing debt and accrued but unpaid expenses related to the Transactions, and less the Escrow Amount (as defined below). Following the Closing, in connection with a customary adjustment to the Purchase Price, which adjustment is expected to occur no earlier than 60 days following the Closing Date, the Purchase Price will be increased by the amount of unrestricted cash and cash equivalents of the Group Companies as of 11:59 p.m. Pacific Time on the day immediately prior to the Closing Date, if any.

Release Agreement

In connection and concurrently with the entry into the Stock Purchase Agreement, on February 26, 2023, the Company, UpHealth Holdings and IGI entered into a release agreement (the “Release Agreement”), pursuant to which each of the Company and UpHealth Holdings, for itself and its past present, and future subsidiaries (other than the Group Companies), and its and their respective successors and assigns, and anyone claiming through any of them, has agreed to a customary release of claims, which will become effective upon (and only upon) the Closing Date, in favor of Buyer, IGI and their respective direct and indirect subsidiaries and their respective directors, officers, managers, employees, agents and representatives, and their respective heirs, executors, administrators, estates, predecessors, successors and assigns (all in their official capacities as such). The Release Agreement will automatically terminate and have no further force and effect upon any valid termination of the Stock Purchase Agreement in accordance with the terms thereof.

Escrow Agreement

Pursuant to the terms of the Stock Purchase Agreement, at or prior to the Closing, UpHealth Holdings, Buyer and Acquiom Clearinghouse LLC (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”), pursuant to which, on the Closing Date, Buyer will remit a portion of the Purchase Price equal to $500,000 (the “Escrow Amount”) to the Escrow Agent to be held in a segregated escrow account following the Closing to satisfy (in whole or in part) any downward adjustment to the Purchase Price, or otherwise be released to UpHealth Holdings, in connection with a customary adjustment to the Purchase Price following the Closing, which adjustment is expected to occur no earlier than 60 days following the Closing Date.

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties by each of UpHealth Holdings, the Company and the Group Companies as of the date of the Stock Purchase Agreement and as of the consummation of the Transactions. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Stock Purchase Agreement means any effect, change, event or condition that has had, or could reasonably likely have, individually or in the aggregate, a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), business or results of operations of the Group Companies (taken as a whole) or (b) the ability of the Company, UpHealth Holdings or IGI to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Stock Purchase Agreement or in information provided pursuant to certain disclosure schedules to the Stock Purchase Agreement.

Buyer has obtained a representation and warranty insurance policy, subject to customary exclusions, deductibles, policy limits and other terms and conditions set forth therein, with a limit of $11,200,000.

No Survival

The representations and warranties of the parties contained in the Stock Purchase Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach, provided, that (i) certain special indemnities for which UpHealth Holdings and the Company have agreed to indemnify Buyer and the Group Companies as set forth in the schedules to the Stock Purchase Agreement shall each survive indefinitely, (ii) fraud claims relating to the representations and warranties of the Group Companies regarding organization and standing, authorization, conflicts and required filings and consents, capitalization, subsidiaries, financial statements, customers and suppliers, absence of changes, real property, title to assets and sufficiency and condition of assets, and agreements contracts and commitments, intellectual property, litigation, compliance with laws and regulations, permits, healthcare professions, product liability and regulatory matters, information privacy and data security, taxes, employees and benefits plans, insurance, environmental matters, affiliate transactions, finders and brokers, indebtedness, illegal payments, international trade and investment company status shall each survive indefinitely, (iii) fraud claims relating to the representations and warranties of UpHealth Holdings and the Company regarding authorization, conflicts and required filings and consents, title, litigation, finders and brokers, litigation, compliance with securities laws and required approvals shall each survive indefinitely and (iv) fraud claims relating to the certification by UpHealth Holdings, the Company and IGI certifying the satisfaction as of and at the Closing of the foregoing representations and warranties, compliance with their respective obligations and covenants under the Stock Purchase Agreement and the absence of any Material Adverse Effect. The covenants and agreements of the parties contained in the Stock Purchase Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing and any agreements or covenants which by their terms contemplate performance after the Closing, including the covenants and agreements of UpHealth Holdings and the Company relating to Taxes, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Stock Purchase Agreement to cooperate in good faith with the other parties and their affiliates and take such actions and execute and deliver such documents and instruments that are reasonably necessary, proper or advisable to consummate the Transactions as promptly as practicable, and otherwise use its reasonable best efforts to take certain actions to effect the Closing. The Stock Purchase Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Stock Purchase Agreement and the earlier of the Closing or the termination of the Stock Purchase Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement.

As noted below under “Conditions to Closing,” the Closing is subject to Buyer’s receipt of certain material consents and permits from pharmacy regulatory governmental authorities in connection with the business of one of the Group Companies, Medquest Pharmacy, Inc. (“Medquest”). Each of Buyer, the Company, UpHealth Holdings and IGI has agreed to use reasonable best efforts to effect all necessary registrations, applications, notices and other filings required to obtain such consents and permits, and otherwise as required by applicable Law to consummate the Transactions. Further, Buyer has agreed to make certain designated filings and applications with, and provide certain designated notices to, pharmacy governmental authorities in accordance with a timeline specifically agreed to among the parties with a target Closing Date of no later than May 11, 2023.

The Company, UpHealth Holdings and IGI have agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Stock Purchase Agreement and continuing until the earlier of the termination of the Stock Purchase Agreement or the Closing. Further, UpHealth Holdings and the Company have agreed to customary non-compete and non-solicit terms with respect to certain businesses and personnel, respectively, of the Group Companies for a period of three years from the Closing.

Equity Commitment Letter

In connection and concurrently with the entry into the Stock Purchase Agreement, on February 26, 2023, each of Webster Capital IV, Buyer and Buyer Parent entered into an equity commitment letter (the “Equity Commitment Letter”) providing for, subject only to the conditions set forth in the Equity Commitment Letter, a commitment to provide the equity financing described therein, the proceeds of which may be used to consummate the Transactions (the “Equity Financing”). UpHealth Holdings is an express third party beneficiary under the Equity Commitment Letter, and is entitled to specifically enforce the provisions thereof against Webster Capital IV and Buyer

Parent. All obligations under the Equity Commitment Letter will terminate upon the earlier of (i) the termination of the Stock Purchase Agreement, (ii) the Closing and (iii) the date that UpHealth Holdings, IGI or any of their affiliates asserts any claim against any of the parties to the Equity Commitment Letter or their affiliates in connection with the Transactions, other than claims for specific performance against Webster, Buyer Parent and Buyer pursuant to the Equity Commitment Letter and the Stock Purchase Agreement, as applicable. Buyer has represented and warranted in the Stock Purchase Agreement that, assuming the Equity Financing is funded in accordance with the Equity Commitment Letter, and assuming satisfaction of all of Buyer’s conditions to Closing, the Equity Financing, when funded, will be sufficient to enable Buyer to timely perform its obligations to pay, fund or discharge all of the items to be paid, funded or discharged by Buyer at the Closing.

Transition Services Agreement

Prior to the Closing, Buyer may request in writing that UpHealth Holdings and the Company enter into negotiations with Buyer regarding a proposed transition services agreement, pursuant to which UpHealth Holdings and the Company would provide, following the Closing, certain to-be-determined transition services to Buyer and the Group Companies with respect to the operation of the business of the Group Companies on terms and conditions mutually acceptable to Buyer, UpHealth Holdings and the Company (a “Transition Services Agreement”). Following receipt of such written request from Buyer prior to the Closing, Buyer, UpHealth Holdings and the Company shall negotiate in good faith (for a reasonable period such that the Closing is not delayed by such negotiations) to enter into a Transition Services Agreement.

Conditions to Closing

The Stock Purchase Agreement contains customary conditions to Closing of each of UpHealth Holdings and Buyer.

Unless waived by UpHealth Holdings, the obligations of UpHealth Holdings to consummate the Transactions are subject to the satisfaction of the following Closing conditions: (i) the representations and warranties of Buyer being true and correct as of the date of the Stock Purchase Agreement and the Closing or, to the extent made as of a specific date, as of such specific date (subject to certain materiality qualifiers); (ii) material compliance with covenants to be performed or complied with by Buyer before or at the Closing; (iii) no law or order preventing or prohibiting the Transactions; (iv) no pending litigation by any governmental authority to prevent or prohibit the consummation of the Closing; (v) receipt of the Escrow Agreement, executed by each of Buyer and the Escrow Agent; and (vi) receipt of customary certificates and other Closing deliverables of Buyer.

Unless waived by Buyer, the obligations of Buyer to consummate the Transactions are subject to the satisfaction of the following Closing conditions: (i) each of the Fundamental Representations of UpHealth Holdings, the Company and the Group Companies being true and correct as of the date of the Stock Purchase Agreement and the Closing or, to the extent made as of a specific date, as of such specific date (subject to certain materiality and Material Adverse Effect qualifiers); (ii) each of the representations and warranties of UpHealth Holdings, the Company and the Group Companies (other than the Fundamental Representations) being true and correct as of the date of the Stock Purchase Agreement and the Closing or, to the extent made as of a specific date, as of such specific date (except to the extent that the facts, circumstances and events that cause such representations and warranties to not be so true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect); (iii) material compliance with covenants to be performed or complied with by IGI, the Company and UpHealth Holdings before or at the Closing; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation by any governmental authority to prevent or prohibit the consummation of the Closing; (vi) no pending litigation by any person (other than any governmental authority) to prevent or prohibit the consummation of the Closing in which the court in such litigation has not denied such preliminary injunction (or similar equitable relief) on the basis that such person’s claims are unlikely or unable to succeed on the merits in such litigation; (vii) receipt of the Escrow Agreement, executed by each of Seller (with a duplicate electronic copy to the Escrow Agent); (viii) receipt of customary certificates and other Closing deliverables of the Company, UpHealth Holdings and the Group Companies; (ix) the absence of any Material Adverse Effect; (x) receipt of written resignations, effective as of the Closing, of the directors and officers of the Group Companies; (xi) receipt of certain material consents and permits from pharmacy regulatory governmental authorities in connection with the business of Medquest; (xii) receipt of payoff letters with respect to certain Indebtedness of the Group Companies that provide, upon payment in full, for the automatic termination of all applicable Indebtedness, and all applicable Liens with respect to such Indebtedness, of the applicable Group Company, and the filing of related documentation (if applicable); (xiii) invoices for Transaction Expenses outstanding at the Closing with respect to the Group Companies which provide the necessary information, authorization and documentation for the payment in full of such invoices; (xiv) releases of the Liens (other than Permitted Liens), if any, securing obligations owed to any Material Supplier; (xv) (a) a release letter, executed by Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), in its capacity as trustee under that certain Indenture, dated August 18, 2022, by and between the Company and Wilmington Trust (the “Indenture”) and any Holders (as defined in the Indenture) that are required to authorize such a release pursuant to the Indenture or any related document, releasing the obligations of and security interest granted by the Group Companies that are party to the Indenture or documents related thereto and any pledge of the equity of the Group Companies, authorizing the applicable Group Companies or their designee to file UCC financing statement amendments or other lien releases, and providing that all collateral in the possession of Wilmington Trust, the Holders, or any agent therefor shall be promptly returned to the Group Companies or their designee, and (b) UCC financing statement amendments or other Lien releases sufficient to release any Lien upon the assets or equity of any Group Company arising under the Indenture in form sufficient for filing; and (xvi) the Release Agreement shall not have been modified, amended, or rescinded and remains in full force and effect.

Termination

The Stock Purchase Agreement may be terminated at any time prior to the Closing by either Buyer or UpHealth Holdings by giving written notice to such other party if the Closing does not occur by June 2, 2023, or such other date as may be extended pursuant to the Stock Purchase Agreement, provided, that the party receiving such notice does not then have the right to terminate the Stock Purchase Agreement due to an uncured breach of the Stock Purchase Agreement by the notifying party, which breach would give rise to the failure of certain of the receiving party’s Closing conditions.

The Stock Purchase Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written agreement of Buyer and UpHealth Holdings; (ii) by written notice by either Buyer or UpHealth Holdings if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by written notice by UpHealth Holdings for Buyer’s uncured breach of the Stock Purchase Agreement, which breach would give rise to the failure of certain of UpHealth Holdings’ Closing conditions, subject to customary cure rights and obligations; and (iv) by written notice by Buyer for the uncured breach of the Stock Purchase Agreement by UpHealth Holdings, which breach would give rise to the failure of certain of Buyer’s Closing conditions, subject to customary cure rights and obligations.

If the Stock Purchase Agreement is terminated, all further obligations of the parties under the Stock Purchase Agreement (except for certain obligations related to confidentiality, effect of termination, fees and expenses and customary miscellaneous provisions) will terminate, and no party to the Stock Purchase Agreement will have any further liability to any other party thereto except for liability for intentional or willful breach of the Stock Purchase Agreement prior to termination.

The foregoing summary of the terms and conditions of the Stock Purchase Agreement, the Release Agreement and the Escrow Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, the Release Agreement and the form of Escrow Agreement, which are included as Exhibit 2.1, Exhibit 10.1 and Exhibit B to Exhibit 2.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Regulation FD Disclosure.

On February 27, 2023, the Company issued a press release announcing the Transactions. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to Regulation FD.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the Closing, including its timing, of the Transactions, the use of proceeds of the Transactions, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future business plans. Any statements contained herein that are not statements of historical fact may be deemed to be forward looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the Transactions not being satisfied, the ability of the parties to close the Transactions on the expected Closing Date or at all, the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

2.1†	Stock Purchase Agreement, dated February 26, 2023, by and among UpHealth, Inc., UpHealth Holdings, Inc., Innovations Group, Inc. and Belmar MidCo, Inc.

10.1	Release Agreement, dated February 26, 2023, by and among UpHealth, Inc., UpHealth Holdings, Inc. and Innovations Group, Inc.

99.1	Press release, dated February 27, 2023, announcing the Transactions.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2023

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer